Exhibit 4.2

SUPPLEMENTAL INDENTURE

dated as of March 30, 2011

among

Huntington Ingalls Industries, Inc.,

The Guarantor(s) Party Hereto

and

The Bank of New York Mellon,

as Trustee

6.875% Senior Notes due 2018

7.125% Senior Notes due 2021

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of March 30, 2011, among Huntington Ingalls Industries, Inc., a Delaware corporation (the “Company”); Northrop Grumman Shipbuilding, Inc., a Virginia corporation, Newport News Energy Company, a Virginia corporation, Newport News Reactor Services, Inc., a Virginia corporation, Newport News Industrial Corporation, a Virginia corporation, Newport News Nuclear, Inc., a Virginia corporation, Newport News Shipbuilding and Dry Dock Company, a Delaware corporation, Ingalls Shipbuilding, Inc., a Delaware corporation, Northrop Grumman Ship Systems International, Inc., a Nevada corporation, Continental Maritime of San Diego, Inc., a California corporation, Fleet Services Holding Corp., a Delaware corporation, and AMSEC LLC, a Delaware limited liability company, (each an “Undersigned”); and The Bank of New York Mellon, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee entered into the Indenture, dated as of March 11,2011 (the “Indenture”), relating to the Company’s 6.875% Senior Notes due 2018 (the “2018 Notes”) and 7.125% Senior Notes due 2021 (the “2021 Notes” and together with the 2018 Notes, the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause Domestic Restricted Subsidiaries that Guarantee any Debt under the Credit Agreement to enter into this Supplemental Indenture to provide Guaranties.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the other parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Huntington Ingalls Industries, Inc., as Issuer

By:	/s/ Mark Rabinowitz
	Name:	Mark Rabinowitz
	Title:	Treasurer

Northrop Grumman Shipbuilding, Inc., as Guarantor

By:	/s/ Mark Rabinowitz
	Name:	Mark Rabinowitz
	Title:	Treasurer

Newport News Energy Company, as Guarantor

By:	/s/ Mark Rabinowitz
	Name:	Mark Rabinowitz
	Title:	Treasurer

Newport News Reactor Services, Inc., as Guarantor

By:	/s/ Mark Rabinowitz
	Name:	Mark Rabinowitz
	Title:	Treasurer

[Signature page to Supplemental Indenture]

Newport News Industrial Corporation, as Guarantor

By:	/s/ Mark Rabinowitz
	Name:	Mark Rabinowitz
	Title:	Treasurer

Newport News Nuclear, Inc., as Guarantor

By:	/s/ Mark Rabinowitz
	Name:	Mark Rabinowitz
	Title:	Treasurer

Newport News Shipbuilding and Dry Dock Company, as Guarantor

By:	/s/ Mark Rabinowitz
	Name:	Mark Rabinowitz
	Title:	Treasurer

Northrop Grumman Ship Systems International, Inc., as Guarantor

By:	/s/ Mark Rabinowitz
	Name:	Mark Rabinowitz
	Title:	Treasurer

[Signature page to Supplemental Indenture]

Continental Maritime of San Diego, Inc., as Guarantor

By:	/s/ Mark Rabinowitz
	Name:	Mark Rabinowitz
	Title:	Treasurer

Fleet Services Holding Corp., as Guarantor

By:	/s/ Mark Rabinowitz
	Name:	Mark Rabinowitz
	Title:	Treasurer

AMSEC LLC, as Guarantor

By:	/s/ Mark Rabinowitz
	Name:	Mark Rabinowitz
	Title:	Treasurer

[Signature page to Supplemental Indenture]

Ingalls Shipbuilding, Inc., as Guarantor

By:	/s/ Kathleen M. Salmas
	Name:	Kathleen M. Salmas
	Title:	Secretary

[Signature page to Supplemental Indenture]

The Bank of New York Mellon, as Trustee

By:	/s/ Laurence J. O’Brien
	Name:	Laurence J. O’Brien
	Title:	Vice President

[Signature page to Supplemental Indenture]